CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 65 to the registration statement of The Victory Portfolios on Form N-1A ("Registration Statement", File No. 33-8982) of our reports dated December 14, 2001 relating to the financial statements and financial highlights appearing in the October 31, 2001 Annual Reports to the Shareholders of the Gradison Government Reserves Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Institutional Money Market Fund and Federal Money Market Fund and our report dated December 20, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2001 Annual Report to Shareholders of Value Fund, Diversified Stock Fund, Stock Index Fund, Growth Fund, Established Value Fund, Special Value Fund , Small Company Opportunity Fund, International Growth Fund, Nasdaq-100 Index, LifeChoice Conservative Investor Fund, LifeChoice Moderate Investor Fund, LifeChoice Growth Investor Fund, Balanced Fund, Convertible Securities Fund, Real Estate Investment Fund, Intermediate Income Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund and Ohio Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Service Providers" and "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
March 1, 2002